UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2003

K2 INC.

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-4290 (Commission File Number)	95-2077125 (I.R.S. Employer Identification No.)

2051 Palomar Airport Road, Carlsbad, CA (Address of Principal Executive Offices)	92009 (Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

Not Applicable

(Former name or former address, if changed since last report)

Item 9.	Regulation FD Disclosure.

On July 22, 2003 during a conference call concerning second quarter 2003 earnings of K2 Inc. (“K2”), and in connection with filing its earnings release on July 22, 2003 on a current report on Form 8-K, K2 stated the following:

Depreciation and amortization for the six months ended June 30, 2003 were $10.1 million;

Capital expenditures for the six months ended June 30, 2003 were $7.9 million;

Net cash from operating activities for the six months ended June 30, 2003 was approximately $58.5 million; and

Preseason sales orders for the K2 recreational group, which includes skis, snowboards, in-line skates and bikes, are 7% greater in terms of unit sales of skis and snowboards as of June 30, 2003 when compared to the same time last year.

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure” and Item 12, “Results of Operations and Financial Condition.” The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2003	K2 INC.

	By:	/s/ JOHN J. RANGEL
John J. Rangel Senior Vice President and Chief Financial Officer